CERTIFICATE OF INCORPORATION
                                       OF
                            NEXBANK SECURITIES, INC.

         I, the undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for such corporation.


                                       I.

         The name of the corporation is NexBank Securities, Inc. (the "Corporation").


                                       II.

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.


                                      III.

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                       IV.

         The Corporation is authorized to issue one class of capital stock to be designated "Common Stock." The number of shares of Common Stock which the Corporation shall have authority to issue is 10,000 shares, $0.01 par value per share. Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect.


                                       V.

         The names and mailing addresses of the three (3) persons who are to serve as the directors of the Corporation until the first annual meeting of the stockholders, or until their respective successors are elected and qualified, are:

                                  NAME                ADDRESS

                         Davis Deadman                13455 Noel Road
                                                      Suite 2220
                                                      Dallas, Texas  75240

                                  NAME                ADDRESS

                         Mike Rossi                   13455 Noel Road
                                                      Suite 2220
                                                      Dallas, Texas  75240

                         David S. Dunson              13455 Noel Road
                                                      Suite 1710
                                                      Dallas, Texas  75240



                                       VI.

         The period of duration of the Corporation is perpetual.


                                      VII.

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation except as otherwise provided in the Bylaws.


                                      VIII.

         Elections of directors need not be by written ballot.


                                       IX.

         To the fullest extent permitted by Delaware law, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for an act or omission in such director's capacity as a director of the Corporation or such officer's capacity as an officer of the Corporation. Specifically, a director or an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except that this provision shall not eliminate or limit liability (i) for any breach of the director's or officer's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit. The foregoing elimination of liability to the Corporation or its stockholders for monetary damages is not exclusive of any other rights or limitations of liability or indemnity to which a director or officer may be entitled under any other provision of the Certificate of Incorporation or Bylaws of the Corporation, contract or agreement, vote of stockholders and/or disinterested directors and officers, or otherwise.


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

                                       X.

         Meetings of the stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. Unless otherwise required by applicable law, the books and records of the Corporation may be kept either within or outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                       XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to such reservation.


                                      XII.

         The name and address of the incorporator are:


                                  NAME                ADDRESS
                         B. Jason Forshee             2801 Network Blvd.,
                                                      Suite 600 Frisco,
                                                      Texas 75204


         The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly I have hereunto set my hand this 25th day of May, 2006.



                                                  /s/ B. Jason Forshee
                                                  ------------------------------
                                                  B. Jason Forshee, Incorporator


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